EXHIBIT 99.4

Potomac External Q&A - final

Q:	What amount of proceeds will Plug Power receive and when?

A:	Upon the closing of the transaction, expected in summer 2006, Plug Power will receive $217 Million in cash proceeds. This is one of the largest equity investments ever by a private investor in the alternative energy sector.

Q:	What opportunities will this increased funding present to Plug Power?

A:	We see this as a transformational investment in Plug Power. The investment would provide Plug Power with the opportunity to accelerate and expand its business strategy by strengthening its sales, marketing, research and development efforts. In addition, the investment gives Plug Power the flexibility to engage global business opportunities and expand its presence in important markets, as those opportunities arise.

Q:	Is there any strategic or other element to this transaction?

A:	The agreements executed today are for a financial investment in Plug Power. The strategic interests of the parties are clearly aligned with making the hydrogen economy a reality and we expect to explore other important technology and market opportunities in connection with the relationship.

Q:	What will be the composition of the current Board of Directors?

The Board of Directors will consist of 11 members, including four directors appointed by Smart Hydrogen, two of whom will be independent directors.

Q:	How will senior management team and employees at Plug Power be affected?

A:	There will be no changes to the senior management team or employees as a result of the transaction. In fact, this investment represents an endorsement of Plug Power’s current management and employees, and we believe our entire organization will be highly energized as a result.

Q:	How will this transaction affect Plug Power’s relationship with GE and DTE?

A:	As previously disclosed, we restructured our relationship with GE earlier this year, and this transaction has no additional impact. Late last year, Smart Hydrogen purchased GE’s remaining Plug Power holdings of approximately 2.7 million shares and is expected to purchase 1.825 million shares of Plug Power stock from DTE Energy Foundation, the charitable arm of DTE Energy, concurrent with the closing of the investment transaction. DTE Energy Ventures will continue to hold approximately 8.8 million shares of Plug Power stock, subject to a one-year lock-up agreement. GE no longer holds any Plug Power stock and our relationship is presently in the form of the Development Collaboration we signed with GE Global Research in March of this year.

Q:	How does this transaction impact Plug Power’s relationship with Honda, Vaillant, Tyco and Engelhard?

A:	We don’t anticipate any changes to our strategic partnerships with these important and valued partners. The investment will allow us to focus even more on growing the relationships with these and other important partners.

Q:	When will the transaction be completed? What is the process for approval?

A:	The parties have entered into a definitive agreement for the investment, and the transaction is expected to close this summer, subject to approval by Plug Power’s shareholders, regulatory approvals, including Hart-Scott-Rodino antitrust clearance, and customary closing conditions.

Q:	How will the investment impact Plug Power’s business strategy?

A.	Our stated strategy of providing clean, reliable on-site energy products remains unchanged. We will be working over the next several months to explore the new opportunities presented by the transaction and our new investors to accelerate and expand this strategy.

Q:	Does Plug Power intend to do business in Russia?

A:	Absolutely. The parties plan to explore opportunities to leverage Interros and Norilsk Nickel’s wide business network in Russia, Europe and Asia. We also believe that we will discover novel opportunities with our new partners.

Q:	Is Russia a market for fuel cells?

A:	Yes, Russia’s large land mass necessitates remote power, which can be provided by fuel cell systems. In fact, Russian leadership has identified the need to invest in infrastructure and uninterrupted power for critical industries in its expansive geography to contribute to economic growth. In addition, there are special opportunities presented by Russia’s challenging climate in demonstrating the unique value of fuel cell technology to the global marketplace.

Q:	Will Plug Power be moving to or setting up operations in Russia?

A:	We do not currently have plans to establish operations in Russia. Our operations will continue to be centered in Latham, N.Y. As has always been the case, any expansion of operations into new geographies will be driven by business considerations.

Q:	Is Plug Power’s intellectual property going to be shared with the new investor?

A:	This is an equity investment in Plug Power with no effect on Plug Power’s intellectual property (IP) ownership and rights. There are no IP provisions associated with this transaction. Following the closing of the transaction, the parties intend to explore opportunities regarding how Interros and Norilsk Nickel can add value to Plug Power, specifically in the areas of technology and distribution. Any agreements that emerge from these discussions would be expected to have appropriate provisions to protect Plug Power’s IP.

Q:	Who is Smart Hydrogen?

A:	Smart Hydrogen is a hydrogen-focused entity formed by the two principal investors of Interros, a large Russian investment firm, and Norilsk Nickel, the world’s largest producer of nickel and palladium.

Q:	Who is Norilsk Nickel?

A:	Norilsk is one of the world’s largest suppliers of precious metals, the world’s largest supplier of nickel, the largest producer of palladium for industrial use, and the fourth-largest producer of platinum in the world.

Q:	Who is Interros?

A:	Interros is one of the largest, most respected investment companies in Russia. Interros has successfully invested across the globe, including the United States, infusing capital, management expertise and business contacts into its partners.

Q:	Why are Norilsk Nickel and Interros investing in Plug Power?

A:	Norilsk Nickel and Interros, through Smart Hydrogen, have a long-term vision to establish a global hydrogen economy, and view Plug Power as a well-managed leader in that effort, with superior technology and exciting prospects for global growth.

Q:	What is Class B Capital Stock? Why is a new class of stock being created and used for this transaction?

A:	Class B Capital Stock is a new class of Plug Power stock created as the vehicle for this transaction. The shares are the economic equivalent of common stock (e.g. there is no liquidation preference or priority dividend), are convertible into common stock and have certain rights, protections and restrictions commensurate with the significant nature of the investment. A complete description of the terms of the Class B Capital Stock is contained in the Form 8-K filed by Plug Power on April 11, 2006 and available on Plug Power’s web site at www.plugpower.com.

Q:	How will this transaction affect the current holders of common stock?

A:	We believe this investment represents an outstanding opportunity for all of Plug Power’s shareholders. The size of the investment is expected to enable Plug Power to accelerate its execution and expand its possibilities to continue to generate shareholder value.

Forward-Looking Statements and Important Information for Investors

This document contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including statements about the anticipated timing of the investment described herein. We believe that it is important to communicate our future expectations to our investors. However, there may be events in the future that we are not able to accurately predict or control and that may cause our actual results to differ materially from the expectations we describe in our forward-looking statements, including, without limitation, the ability to satisfy the conditions to the consummation of the investment; the timing and content of the approvals necessary to consummate the investment; Plug Power’s ability to develop commercially viable on-site energy products; the cost and timing of developing Plug Power’s on-site energy products; market acceptance of Plug Power’s on-site energy products; Plug Power’s ability to manufacture on-site energy products on a large-scale commercial basis; competitive factors, such as price competition and competition from other traditional and alternative energy companies; the cost and availability of components and parts for Plug Power’s on-site energy products; Plug Power’s ability to establish relationships with third parties with respect to product development, manufacturing, distribution and servicing and the supply of key product components; Plug Power’s ability to protect its intellectual property; Plug Power’s ability to lower the cost of its on-site energy products and demonstrate their reliability; the cost of complying with current and future governmental regulations; the impact of deregulation and restructuring of the electric utility industry on demand for Plug Power’s on-site energy products and other risks and uncertainties discussed under “Item IA—Risk Factors” in Plug Power’s annual report on Form 10-K for the fiscal year ended December 31, 2005, filed with the Securities and Exchange Commission (“SEC”) on March 14, 2006, and the reports Plug Power files from time to time with the SEC. Plug Power does not intend to and undertakes no duty to update the information contained in this document.

In connection with the proposed investment in Plug Power, Plug Power intends to file relevant materials with the SEC, including a proxy statement. STOCKHOLDERS OF PLUG POWER ARE URGED TO READ THESE MATERIALS WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT PLUG POWER AND THE TRANSACTION. The proxy statement and other relevant materials (when they become available) and any other documents filed by Plug Power with the SEC may be obtained free of charge at the SEC’s website at www.sec.gov. In addition, stockholders may obtain free copies of the documents filed with the SEC by Plug Power by contacting Plug Power Investor Relations at (518) 782-7700 or making a request through the investor relations section of Plug Power’s website. Plug Power’s stockholders are urged to read the proxy statement and the other relevant materials when they become available before making any voting decision with respect to the transaction.

Plug Power and its executive officers and directors may be deemed to be participating in the solicitation of proxies from the stockholders of Plug Power in connection with the transaction. Information about the executive officers and directors of Plug Power and the number of shares of Plug Power common stock beneficially owned by such persons will be set forth in the proxy statement regarding the transaction. Stockholders may obtain additional information regarding the direct and indirect interests of Plug Power and its executive officers and directors in the transaction by reading the proxy statement regarding the transaction when it becomes available.